                                                                   EXHIBIT 10.15












                                CYBERCASH, INC.





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                        COMMON STOCK PURCHASE AGREEMENT


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

                               TABLE OF CONTENTS

                                                                                                          PAGE
                                                                                                          ----
1.    PURCHASE AND SALE OF COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1

2.    CLOSING DATE; DELIVERY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
      2.1     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
      2.2     Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . .        2
      3.1     Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
      3.2     Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2
      3.3     Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3
      3.4     Securities Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3
      3.5     Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4
      3.6     No Conflict with Law or Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .        4
      3.7     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5

4.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER . . . . . . . . . . . . . . . . . . . . . . . .        5
      4.1     Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
      4.2     Investment Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
      4.3     Experience  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
      4.4     Rule 144 and Rule 144A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5
      4.5     Access to Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5

5.    TRANSFERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
      5.1     Restrictions on Transferability . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
      5.2     Restrictive Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6
      5.3     Notice of Proposed Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6

6.    REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
      6.1     Amendment to Investors' Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . .        7
      6.2     Purchaser a Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7
      6.3     Separate Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7

7.    CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8
      7.1     Conditions to Obligations of the Purchaser  . . . . . . . . . . . . . . . . . . . . . .        8
      7.2     Conditions to Obligations of the Company  . . . . . . . . . . . . . . . . . . . . . . .        8

8.    AFFIRMATIVE COVENANTS OF PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
      8.1     "Market Stand-Off" Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
      8.2     Standstill  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9
      8.3     Right of First Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10





                                       i.

9.    AFFIRMATIVE COVENANTS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
      9.1     Board Representation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
      9.2     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11

10.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
      10.1    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
      10.2    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
      10.3    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11
      10.4    Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12
      10.5    Amendment and Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12
      10.6    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12
      10.7    Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12
      10.8    Titles and Subtitles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12
      10.9    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12





                                      ii.

                                CYBERCASH, INC.

                        COMMON STOCK PURCHASE AGREEMENT

         This agreement is made as of February 15, 1996 (the "Agreement"), by and between CYBERCASH, INC., a Delaware corporation (the "Company"), with its principal office at 2100 Reston Parkway, Suite 430, Reston, Virginia 22091, and SOFTBANK HOLDINGS INC., a corporation organized under the laws of Delaware (the "Purchaser"), with its principal office at 2951 28th Street, Suite 3060, Santa Monica, California 90405.

                                   AGREEMENT

                                   RECITALS;

         WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission (the "Commission") covering the proposed initial public offering (the "Offering") of 2,400,000 shares of the Company's common stock, $.001 par value (the "Common Stock") (plus an underwriters' over-allotment option of 360,000 shares); and

         WHEREAS, the Purchaser desires to purchase from the Company shares of the Common Stock in a transaction exempt from registration under the Securities Act of 1933 (the "Securities Act") and the Company desires to sell to the Purchaser such shares, all on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and conditions set forth in this Agreement, the Company and the Purchaser agree as follows:

         1.      PURCHASE AND SALE OF COMMON STOCK.

                 (a) The Company has authorized the issuance and sale to the Purchaser of 976,540 shares of its Common Stock, which is approximately equal to 9.5 percent of the number of shares outstanding after consummation of the Offering (excluding any shares issued pursuant to exercise of the underwriters' over-allotment option).

                 (b) In reliance upon the Purchaser's representations and warranties contained in Section 4 hereof and subject to the terms and conditions set forth herein, the Company hereby agrees to sell to the Purchaser 976,540 shares of Common Stock (the "Shares") at $15.81 per share (the "Purchase Price").

                 (c) In reliance upon the representations and warranties of the Company contained in Section 3 hereof and subject to the terms and conditions set forth herein, the purchaser hereby agrees to purchase the Shares at the Purchase Price per share.

         2.      CLOSING DATE; DELIVERY.

                 2.1 CLOSING. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall be held on or about 7:00 a.m. (Pacific Daylight Time) on February 21, 1996 (the "Closing Date"), at the offices of Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, or at such other time and place as the Company and the Purchaser may agree.

                 2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser stock certificates, registered in the name of the Purchaser, representing the Shares to be purchased by the Purchaser from the Company, dated as of the Closing, against payment of $15,439,097.00 therefor by wire transfer, unless other means of payment shall have been agreed upon by the Purchaser and the Company.

         3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Subject to and except as disclosed by the Company in the Prospectus (as hereinafter defined), the Company hereby represents and warrants to the Purchaser as of the date hereof as follows, and all such representations and warranties shall be true and correct as of the Closing Date as if then made and shall survive the Closing:

                 3.1 ORGANIZATION. Each of the Company and its subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its subsidiaries has all requisite power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus and as now conducted. Each of the Company and its subsidiaries holds all licenses and permits required for the conduct of its business as now conducted, which, if not obtained, would have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole. Each of the Company and its subsidiaries is duly qualified as a foreign corporation and is in good standing in all states where the conduct of its business or its ownership or leasing of property requires such qualification (except where the failure to so qualify would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole).

                 3.2 CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company and a description of the Company's stock option and stock purchase plans is as set forth in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Shares, when





                                       2.

issued pursuant to the terms of this Agreement, will be duly and validly authorized and issued, fully paid and nonassessable.

                 3.3 AUTHORITY. The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and upon execution and delivery by the Company, this Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                 3.4 SECURITIES FILINGS. The Company has filed with the Commission a registration statement on Form S-1 (No. 33-80725) (the "Registration Statement"), including the related preliminary prospectus, for the registration under the Securities Act, of the Offering and Amendments No. 1, No. 2 and No. 3 to the Registration Statement have been filed. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to the Purchaser.

                 The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements and all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Shares (a "Rule 462(b) registration statement"), and, in the event of any amendment thereto after the effective date of such registration statement (the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended, including any Rule 462(b) registration statement. The term Prospectus as used in this Agreement shall mean the prospectus relating to the Offering first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, in the form included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it become effective.

                          (a)     Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its





                                       3.

subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

                          (b)     The Registration Statement and the Prospectus
comply, and on the Closing Date, the Prospectus will comply, in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date, the Prospectus did not, and on the Closing Date, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          (c)     The financial statements of the Company
included in the Prospectus fairly presented in all material respects the financial position and results of operations of the Company at their respective dates and for the respective periods to which they apply; and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise stated therein. Except as set forth in or contemplated by the Prospectus, since December 31, 1995, there has not been any material adverse change in the financial position of the earnings or operations of the Company and its subsidiaries, taken as a whole.

                          (d)     Notwithstanding any provision therein to the
contrary, it is understood by the Company and the Purchaser that the Company is not representing or warranting any statement in the Prospectus relating to future, anticipated or possible circumstances, occurrences or developments.

                 3.5 INTELLECTUAL PROPERTY. Except as set forth in or contemplated by the Prospectus, the Company and each of its subsidiaries owns or possesses adequate rights to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them; and the expiration of any of the foregoing would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and except as set forth in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the business, properties, financial condition or result of operations of the Company and its subsidiaries, taken as whole.

                 3.6 NO CONFLICT WITH LAW OR DOCUMENTS. The execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereby will





                                       4.

not (a) conflict with any provisions of the Certificate of Incorporation or the Bylaws of the Company or any of its subsidiaries; or (b) result in any breach or violation of or default or loss of a benefit under, or permit the acceleration of any obligation under (in each case, with or without the giving of notice, the passage of time, or both) any mortgage, indenture, lease, agreement or other instrument, permit, franchise license, judgement, order, decree, law, ordinance, rule or regulation applicable to the Company, any of its subsidiaries or its respective properties that would result in any material adverse effect on the business, property, financial condition or results of operations of Company and its subsidiaries, taken as a whole.

                 3.7 LITIGATION. Except as described in the Prospectus, to the Company's knowledge, there are no actions, suits, proceedings or investigations pending or threatened against or affecting the Company that in the aggregate could reasonably be anticipated to result in any material adverse effect on the Company and its subsidiaries, taken as a whole.

         4.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

                 The Purchaser hereby represents, warrants and covenants with the Company as follows:

                 4.1 AUTHORITY. The Purchaser has all requisite power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser, and upon execution and delivery by the Purchaser, this Agreement will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                 4.2 INVESTMENT REPRESENTATIONS. Purchaser is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

                 4.3 EXPERIENCE. The Purchaser is experienced in evaluating and investing in high technology companies such as the Company and is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

                 4.4 RULE 144 AND RULE 144A. Purchaser acknowledges that, because the Shares have not been registered under the Securities Act, the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 and Rule 144A promulgated under the Securities Act, which rules permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

                 4.5 ACCESS TO DATA. The Purchaser has received and reviewed such information that the Purchaser deemed necessary to make an informed decision concerning the





                                       5.

purchase of the Shares and has had an opportunity to discuss the Company's business, management and financial affairs with its management and to obtain any additional information necessary to verify the accuracy of the information given to the Purchaser.

         5.      TRANSFERABILITY.

                 5.1 RESTRICTIONS ON TRANSFERABILITY. The Shares shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act. The Purchaser will cause any proposed transferee of the Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

                 5.2      RESTRICTIVE LEGEND.  Each certificate representing
(i) the Shares or (ii) any securities issued in respect of the Shares shall (unless otherwise permitted by the provisions of Section 5.3 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT UNDER AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION THEREFROM OR IN CONTRAVENTION OF THE AGREEMENT COVERING THE RESTRICTION OF THEIR TRANSFER. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

                 5.3 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing the Shares by acceptance thereof agrees to comply in all respects with the provisions of this Section 5.3. Prior to any proposed transfer of any of the Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in the following cases, with respect to which the requirements set forth in the balance of this sentence need not be complied with: transactions in compliance with Rule 144 or Rule 144A so long as the Company is furnished with evidence of compliance with such Rule; transactions involving the distribution of the Shares by any holder which is a general or limited partnership to any of its partners, or retired partners, or to the estate of any of its partners or retired partners; transactions involving the transfer of the Shares by any holder who is an individual to his family members or to a trust for the benefit of such stockholder or his family members; or transfers not involving a change in beneficial ownership)





                                       6.

by (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Shares may be effected without registration under the Securities Act, (ii) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) such other showing that may be reasonably satisfactory to legal counsel to the Company, whereupon the holder of such Shares shall be entitled to transfer such Shares in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Shares transferred as above provided shall bear the appropriate restrictive legend set forth in Section 5.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act. All Shares transferred as above that continue to bear the restrictive legend set forth in
Section 5.2 shall continue to be subject to the provisions of this Section 5.3 in the same manner as before such transfer.

         6.      REGISTRATION RIGHTS.

                 6.1 AMENDMENT TO INVESTORS' RIGHTS AGREEMENT. The Company hereby agrees to amend that certain Amended and Restated Investors' Rights Agreement dated August 24, 1995, as amended on September 29, 1995 (the "Investors' Rights Agreement") to:

                          (a)      Add the Shares to the definition of
"Registrable Securities" in Section 1 thereof;

                          (b)      Provide that, in addition to the rights and
obligations of the Holders of Registrable Securities under Section 3 thereof, the Purchaser shall also be entitled to initiate (without the consent of the other Holders of Registrable Securities) a requested registration under Section
3.1 thereof, independent of and in addition to the maximum of two requested registrations currently provided for therein (the "Purchaser's Requested Registration"). Subject to the Purchaser's obligations to the Company under
Section 8.3 hereof, the Purchaser may exercise its right to initiate the Purchaser's Requested Registration at any time after the one year anniversary of the Closing under this Agreement and prior to termination under the Investors' Rights Agreement. Except as expressly set forth herein, all other provisions of Section 3, including, without limitation, Section 3.1, shall apply to the Purchaser's Requested Registration.

                 6.2 PURCHASER A PARTY. The Purchaser hereby agrees to become a party to the Investors' Rights Agreement for the purposes set forth in
Section 6.1 above.

                 6.3 SEPARATE AGREEMENT. If the Company is unable to so amend the Investors' Rights Agreement, it will enter into a new agreement with the Purchaser providing the registration rights contemplated by this Section 6.





                                       7.

         7.      CONDITIONS TO CLOSING.

                 7.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The Purchaser's obligation to purchase the Shares at the Closing is subject to the fulfillment, at or prior to such Closing, of all of the following conditions:

                          (a)     REGISTRATION STATEMENT EFFECTIVE.  The
Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

                          (b)     REPRESENTATIONS AND WARRANTIES TRUE;
PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed by it on or prior to the Closing Date.

                          (c)     PROCEEDINGS AND DOCUMENTS.  All corporate and
other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser.

                          (d)     QUALIFICATIONS, LEGAL INVESTMENT.  All
authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date. No stop order or other order enjoining the consummation of the Offering shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the Commission, any commissioner of corporations or similar officer of any state or any country having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

                          (e)     INITIAL PUBLIC OFFERING.  The Company shall
have concurrently closed the Offering.

                 7.2      CONDITIONS TO OBLIGATIONS OF THE COMPANY.  The
Company's obligation to issue and sell the    Shares at the Closing is subject
to the fulfillment, at or prior to the Closing, of the following conditions:

                          (a)     REGISTRATION STATEMENT EFFECTIVE.  The
Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.





                                       8.

                          (b)     REPRESENTATIONS AND WARRANTIES TRUE.  The
representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct at the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                          (c)     PERFORMANCE OF OBLIGATIONS.  The Purchaser
shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing Date.

                          (d)     QUALIFICATIONS, LEGAL INVESTMENT.  All
authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state or country that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the Commission, any commissioner of corporations or similar officer of any state or any country having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

                          (e)     INITIAL PUBLIC OFFERING.  The Company shall
have concurrently closed the Offering.

         8.      AFFIRMATIVE COVENANTS OF PURCHASER.

                 8.1 "MARKET STAND-OFF" AGREEMENT. The Purchaser agrees not to sell or otherwise assign, transfer or dispose of any of the Shares (including, without limitation, enter into any hedging or similar transaction related to the Shares) for a period of one year from the date hereof without the prior written consent of the Company. In addition, the Purchaser agrees to execute a lock-up agreement in favor of the Company's underwriters covering all securities of the Company held by Purchaser during the 180-day period from the date hereof.

                 8.2 STANDSTILL. Without the prior written consent of the Company, the Purchaser shall not for a period of three years from the date hereof:

                          (a)     acquire directly or indirectly, by purchase
or otherwise any additional shares of Common Stock or other securities carrying the right to vote in the election of directors (the "Voting Securities") of the Company, if after any such acquisition the Purchaser and its affiliates would beneficially own in the aggregate more than ten percent (10%) of the total combined voting power of all Voting Securities then outstanding;

                          (b)     solicit proxies from other holders of Voting
Securities under any circumstance or become a "participant" in any "election contest" relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act");





                                       9.

                          (c)     deposit any Voting Securities in a voting.
trust or subject any of its Voting Securities to a voting or similar agreement;
or

                          (d)     join a group (as defined in Rule 13d-5 of the
Exchange Act) or otherwise act in concert with any person or persons for the purpose of acquiring, holding, voting or disposing of Voting Securities of the Company.

                 8.3 RIGHT OF FIRST OFFER. The Purchaser hereby grants to the Company and/or its designee(s) the right of first offer to purchase any or all of the Shares that the Purchaser may from time to time propose to assign, sell or transfer. This right of first offer shall be subject to the following provisions:

                 (a) Prior to assigning, selling or transferring or agreeing to assign, sell or transfer one percent or more of the Shares within any 30 day period, the Purchaser shall give the Company a written offer describing the number of shares, the price per share and any other terms upon which the Purchaser proposes to offer such shares. The Company and/or its designee(s) shall have 30 days from the date of receipt of any such notice by the Company to accept the Purchaser's offer to purchase any or all of shares described in the notice (the "Noticed Shares") for the price per share in the notice by giving written notice to the Purchaser and stating therein the quantity of the Noticed Shares to be purchased.

                 (b) In the event that the Company and/or its designee(s) do not elect to acquire all of the Noticed Shares by the end of such 30-day period, the Purchaser shall have 30 days thereafter to sell or enter into an agreement providing for the sale of the Noticed Shares respecting which such right was not exercised (i) at a price and on terms no more favorable to the purchaser of the such shares to the price and terms specified in the Notice to Company or (ii) at a price equal to or greater than the then-effective trading price. For purposes of this section, the "trading price" shall equal the average of the closing bid and ask price of the Common Stock on the Nasdaq National Market for the 10 trading days preceding the sale or the date of the agreement to sell the Shares. In the event the Purchaser has not assigned, sold or transferred the remaining Noticed Shares within such 30 day period, the Purchaser shall not do so thereafter without first offering such shares to the Company in the manner provided above.

                 (c) The Shares shall not be assigned, sold or transferred by any means except upon the conditions specified in this Agreement. The Purchaser will cause any proposed transferee of the Shares held by the Purchaser to agree in writing prior to any transfer to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

                 (d) Each certificate representing any of the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable federal or state securities laws):





                                      10.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST OFFER IN FAVOR OF THE CORPORATION AND/OR IT DESIGNEE(S), AS PROVIDED IN THE STOCK PURCHASE AGREEMENT COVERING THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT NO COST UPON WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

         9.      AFFIRMATIVE COVENANTS OF THE COMPANY.

                 9.1 BOARD REPRESENTATION. Upon the Closing, Purchaser shall be entitled to designate one person to act as an observer at meetings of the Board of Directors. The Purchaser may elect at any time instead to designate one person for election as a director of the Company at the Company's ensuing annual meeting of stockholders. In such event, the Company shall include such person in the slate of candidates to be submitted to the stockholders for election at the following annual meeting of stockholders and each meeting thereafter. The person designated as such observer or director by Purchaser shall be subject to the prior approval of the Board of Directors, which approval shall not unreasonably be withheld.

                 9.2 TERMINATION. This Section 9 shall terminate five years from the date hereof; provided, however, that this Section 9 shall terminate earlier in the event that (i) Purchaser and its affiliates cease to own at least 50% of the Shares purchased hereby, as appropriately adjusted for stock splits, dividends, recapitalizations and similar transactions, or (ii) Purchaser or any of its affiliates becomes a competitor of the Company, as determined in good faith by a majority of the members of the Board of Directors (excluding Purchaser's director, if applicable).

         10.     MISCELLANEOUS.

                 10.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware.

                 10.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof (except for Section 9, which shall not be assignable or otherwise transferred) shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

                 10.3 ENTIRE AGREEMENT. This Agreement and the amendment to the Investors' Rights Agreement referred to in Section 6 above, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their





                                      11.

respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

                 10.4 SEPARABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 10.5 AMENDMENT AND WAIVER. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this section shall be binding upon any holder of any security purchased under this Agreement (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

                 10.6 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, on the first business day following mailing by overnight courier for deliveries within the United States, on the third business day following mailing by express courier for international deliveries, or, for deliveries within the United States, on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company and the Purchaser at the addresses included herein.

                 10.7 FEES AND EXPENSES. The Company and the Purchaser shall bear their own expenses and legal fees with respect to this Agreement and the transactions contemplated hereby.

                 10.8 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                 10.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.





                                      12.

         IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date set forth in the first paragraph hereof:


                                          CYBERCASH, INC.


                                          By:   /s/ WILLIAM N. MELTON
                                             ----------------------------------
                                                William N. Melton
                                                President




                                          SOFTBANK HOLDINGS INC.



                                          By:   /s/ RONALD D. FISHER
                                             ----------------------------------
                                                Ronald D. Fisher
                                                Vice Chairman